Exhibit 10(g)

                         CLEAN DIESEL TECHNOLOGIES, INC.
         1994 INCENTIVE PLAN - - INCENTIVE STOCK OPTION AWARD AGREEMENT

     INCENTIVE STOCK OPTION AWARD AGREEMENT dated as of [DATE] between Clean Diesel Technologies, Inc., a Delaware corporation (the "Company")of 300 Atlantic Street, Stamford Connecticut 06902 U.S.A., and {NAME] (the "Participant"), an employee of the Company.

     WHEREAS, the Company desires to afford to the Participant an opportunity to purchase shares of the Company's Common Stock pursuant to the grant of an incentive stock option award under the Company's 1994 Incentive Plan (the "Plan") and the participant desires to obtain such opportunity;

     NOW THEREFORE, the parties agree, as follows:

     1.  Option  Grant.  The  Company  grants  to the Participant as of the date
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first  written above (the "Grant Date") the right and option pursuant to Section
422 of the Internal Revenue Code ("this Option"), to purchase XXX (XXX) shares of Common Stock of the Company, par value $0.05 per share ("the Stock") at the exercise price per share of U.S. $XX.XX, subject, in all respects, to the terms and conditions of the Plan and to the following terms and conditions.

     2.  Vesting.  This  Option  shall only be first exercisable, in whole or in
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part, with respect to the shares optioned, as to 33 1/3% thereof, immediately on the Grant Date, and, as to 66 2/3% and 100% thereof, after 5:00 p.m. on the day preceding the first and second anniversaries, respectively, of the Grant Date. Pursuant to and as defined in the Plan, however, this Option shall immediately vest upon a Change of Control of the Company.

     3.  Term  and  Termination.  (a)  The term of this Option shall be a period
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commencing  on  the Grant Date and ending at 5:00 p.m. on the date preceding the tenth anniversary thereof ("Expiration Date"). (b) Upon the termination of the Participant's status as an employee of the Company on account of:

(i) reasons other than normal retirement, death, total disability and cause, such portion of this option that has not then vested shall terminate and become non-exercisable immediately but such portion of this option that has then vested shall continue and become non-exercisable immediately at 5:00 p.m. upon a date (in no event later than the Expiration Date) after such termination of the Participant's status which is determined under the following table and corresponds to the Participant's length of service with the Company:

     Length of Service                     Time Within Which to Exercise
     -----------------                     -----------------------------
     Less than three (3) years             One hundred eighty (180) days
     Between three (3) and five (5) years  Two (2) years
     Between five (5) and seven (7) years  Three (3) years
     More than seven (7) years             Five (5) years

Notwithstanding the foregoing, however, if there shall be a change of control of the Company in which seventy five per cent (75%) or more of the capital stock or assets of the Company shall have been acquired by a single person or a control group, then the time within which to exercise this option shall be limited to one hundred eighty (180) days following the Participant's change in status.

(ii) death, total disability or normal retirement, such portion of this option that has not then vested shall terminate immediately but such portion of this Option that has then vested may be exercised by the Participant or, pursuant to and as defined in the Plan, the Participant's Beneficiary, at any time during the period ending on the Expiration Date (provided that such option would have

Stock  Option  Agreement,  [DATE]

been able to have been exercised according to its terms absent such death, total disability or normal retirement); or

(iii) cause, in which case all options granted hereunder shall terminate and be immediately nonexercisable.

(c) Notwithstanding the foregoing, where termination shall not have been for cause, of which the Board shall be the sole judge, the Board may in its sole discretion permit options hereunder to be exercised by the Participant at any time during the period ending not later than the Expiration Date as the Board shall agree, provided such option would have been able to have been exercised according to its terms absent termination.

(d) "Normal Retirement" shall mean resignation of the Participant's status as an employee of the Company or a subsidiary thereof on or after attaining age sixty-five (65) or such earlier age as to which the Board shall consent. "Cause" shall mean, in the sole judgement of the Board, conviction of the Participant under, or a plea of guilty by the participant to any State or Federal felony charge (or the equivalent thereof outside of the United States); any instance of fraud, embezzlement, self-dealing, insider trading or similar malfeasance with respect to the Company regardless of amount; substance or alcohol abuse; or other conduct for which dismissal has been identified in any employee handbook, or other writing, as a potential disciplinary measure.

     4.  Method  of  Exercise.  This Option may be exercised only by one or more
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notices  from  time  to  time in writing of the Participant's intent to exercise this Award, or a portion thereof, delivered to the Secretary or the Chief Financial Officer of the Company, or their delegates, accompanied by the Participant's check or a bank check in the amount of the exercise price, or, in lieu thereof, by delivery to the Company of that number of shares of the Stock equal in value (determined on the same basis as for the grant of Awards under the Plan) to the exercise price and any required withholdings provided in
Section 5 below, or by surrendering to the Company of the shares exercised so many as shall equal such value, unless the Participant has within a period of six months previously exercised a Company stock option by delivering or surrendering shares of the Stock.

     5.  Taxes.  At  the  time of exercise of this Option, the Participant shall
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deliver  to  the  Company,  if  required  by the Company, a check payable to the
Company equal, in the sole opinion of the Company, to the applicable national, state, provincial and local income or other taxes and other payroll related items legally required to be withheld or stopped by reason of such exercise.

     6.  Securities  Laws;  Governing  Law;  Arbitration.  The Stock may only be
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purchased  if  there  is  with  respect to the Stock a registration statement or qualification in effect under applicable U.S. or State securities laws or an exemption therefrom. This Option is governed by Connecticut Law and any disputes relating to this Option shall be determined in arbitration as provided in the Plan.

     7.  Transferability;  Disqualifying Dispositions. In order that this Option
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shall  continue as an Incentive Stock Option, this Option may not be transferred otherwise than by will or the laws of descent and distribution and may not be exercised by any person other than the Participant during the Participant's lifetime. In order that shares acquired by exercise hereunder shall not be the subject of a disqualifying disposition and ineligible for the tax treatment afforded under Section 421 of the Internal Revenue Code, the Participant shall have been an employee of the Company at all times during the period beginning on the Date of Grant and ending not later than the day three months before exercise,

Stock Option Agreement [DATE]

and, (ii) the Participant shall hold such shares for a period which is at least two years from the Date of Grant and one year from the transfer of such shares to the Participant. Any transfer of such shares whatsoever by the Participant to any person, including a nominee or a brokerage account for the benefit of the Participant in the name of the Broker, prior to the expiration of the foregoing two and one year periods may be treated by the Company as a disqualifying disposition. The Participant shall notify the Board through the Secretary of any disposition whatsoever of this option within ten (10) days of such disposition.

     IN WITNESS WHEREOF, the Company and the Participant have each executed this Agreement, all as of the day and year first above written.

Clean Diesel Technologies, Inc.


By:
(Vice) President